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                                                                    EXHIBIT - 23


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Mossimo, Inc.


         We consent to the incorporation by reference in the registration statement (No. 333-10071) on Form S-8 of Mossimo, Inc. of our report dated February 19, 2004, with respect to the balance sheets of Mossimo, Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2003 and 2002, which report appears in the December 31, 2003, annual report on Form 10-K of Mossimo, Inc.




/s/ KPMG LLP

Los Angeles, California
February 19, 2004

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